Exhibit 23.2

CONSENT AND REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement of our report dated April 4, 2013, relating to the financial statements of Wes Tex Vacuum Service, Inc.

/s/ L J Soldinger Associates, LLC

Deer Park, Illinois

February 13, 2014